SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 25, 2006

Winmark Corporation

(Exact Name of Registrant as Specified in Its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

000-22012	41-1622691
(Commission File Number)	(I.R.S. Employer Identification Number)

4200 Dahlberg Drive, Suite 100 Golden Valley, MN 55422-4837
(Address of Principal Executive Offices)  (Zip Code)

(612) 520-8500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement

On October 4, 2006, Stephen M. Briggs announced his resignation from the Board of Directors and the offices of President and Chief Operating Officer of Winmark Corporation (“Winmark”).  On October 25, 2006, Winmark received and executed a copy of the Separation Letter and Agreement (“Separation Agreement”) that had been executed by Mr. Briggs on October 18, 2006.  In accordance with the terms of the Separation Agreement, Mr. Briggs will remain an employee of Winmark through December 31, 2006, providing consulting and transitional services.  Mr. Briggs will continue to receive his salary and employee benefits through December 31, 2006, along with 75% of his annual bonus awarded by the Compensation Committee.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full agreement attached hereto as Exhibit 10.1.

The information set forth in Item 1.02 with respect to the termination of the Employment Agreement (defined below) is incorporated herein by reference.

Item 1.02.               Termination of a Material Definitive Agreement

Article II of the Separation Agreement provides for the termination of that certain Employment Agreement, dated December 14, 2000, between Stephen M. Briggs and Grow Biz International, Inc. (n/k/a Winmark Corporation) (“Employment Agreement”).  The Employment Agreement will terminate (with the exception of any post-termination obligations, including provisions related to confidentiality and non-solicitation) on December 31, 2006 without any further action by Winmark or Mr. Briggs on such date.

The foregoing description of the termination of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement attached hereto as Exhibit 10.1.

The information set forth in Item 1.01 with respect to the Separation Agreement is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1	Separation Letter and Agreement, dated October 25, 2006, between Stephen M. Briggs and Winmark Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINMARK CORPORATION

WINMARK CORPORATION

Date: October 25, 2006	By:	/s/ Catherine P. Heaven
Catherine P. Heaven
General Counsel

EXHIBIT INDEX

to

Form 8-K

Winmark Corporation

Exhibit Number                     Exhibit Description

10.1	Separation Letter and Agreement, dated October 25, 2006, between Stephen M. Briggs and Winmark Corporation